Exhibit 10.18

                              CONSULTING AGREEMENT

     AGREEMENT (this "Agreement") made as of this 3rd day of May, 2004, by and between Transnational Industries, Inc. (the "Company") and Charles F. Huber (the "Consultant").

                                   WITNESSETH:

     WHEREAS, the Company desires to retain the Consultant to provide certain consulting services to the Company as specified herein; and

     WHEREAS, the Consultant is prepared to provide the Company with such consulting services; and

     WHEREAS, such consulting relationship may be terminated on the terms set forth herein;

     NOW THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Consulting Relationship. During the Consulting Period (defined below), the Consultant shall provide consulting services to the Company with respect to strategy and analysis and other services as may be reasonably requested by the Company. The Consultant shall be reasonably available to provide consulting services during normal business hours during the entire Consulting Period and shall provide such services as requested by the Company. Effective immediately upon the execution and delivery hereof, the Consultant hereby resigns as Chairman of the Company's Board of Directors (it being agreed and understood that the Chairman is not resigning as a director of the Company or its Spitz, Inc. subsidiary).

2. Consulting Period. The Consultant shall provide consulting services to the Company, on the terms and conditions set forth in this Agreement, for the period beginning on the date hereof and ending when terminated by either side pursuant to the following sentence (the "Consulting Period"). The Company or the Consultant may terminate this Agreement, with or without cause, at any time upon written notice to the other party; provided, however, that the Company may terminate this Agreement only with the approval of its Board of Directors.

3. Compensation. In consideration of the consulting services to be rendered hereunder by the Consultant to the Company, the Company shall pay to the Consultant the sum of Fifty Two Thousand Five Hundred Dollars ($52,500) per annum, payable in twelve (12) equal monthly installments in a manner mutually acceptable to the Company and the Consultant.

4. Authority of the Consultant. The Consultant shall have no authority to act for or on behalf of the Company or to bind the Company in any manner without the Company's express written approval. The Consultant agrees not to contact any third parties with respect to the Company's business under this Agreement without the Company's express written approval.

5. Independent Contractor. It is expressly agreed that the Consultant is an independent contractor and not an employee of the Company. During the Consulting Period, the Company shall not control the instrumentalities, details, or means by which the Consultant achieves the results for which the Consultant is retained under this Agreement. It is expected that during the Consulting Period, the Consultant will provide only advisory and consulting services, and, consequently, will not be subject to the supervision or control of the Company. The Consultant shall choose the time and manner for performing the consulting services according to the Consultant's own routines and schedules. During the Consulting Period, the Consultant shall set the Consultant's own hours of work, and there shall be no obligation by the Consultant to submit reports relating to the method in which consulting services are rendered under this Agreement. Nothing in this Agreement shall establish an agency, partnership, joint venture or employee relationship between the Company and the Consultant. The Consultant shall not conduct business in the name of the Company. With respect to the services to be performed by the Consultant, the Consultant shall not be treated in any manner as an employee for federal, state or local tax purposes. The Consultant shall have sole responsibility for the withholding and payment of all taxes, fees and assessments due to federal, state, local or other authorities.

6. Waiver. The Consultant acknowledges that the Company has the right to terminate this Agreement at any time, and that it is the expectation of the parties that at some time the Company shall terminate this Agreement for reasons unrelated to the Consultant's age or any disabilities the Consultant may have. Therefore, to the extent legally allowable, the Consultant hereby waives any right to claim discrimination under the ADEA, the ADA or any other federal or state law relating to his age and health upon his termination.

7. Governing Law. This Agreement shall be construed, interpreted, enforced and applied in accordance with the laws of the State of Pennsylvania.

8. Arbitration. The Consultant and the Company agree that any and all disputes that either party may have with the other party which arise out of this Agreement shall be resolved through final and binding arbitration conducted within thirty (30) miles of Philadelphia, Pennsylvania in accordance with the rules and regulations of the American Arbitration Association then in effect. Both parties understand and agree that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

9. Miscellaneous. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied, or sent by certified, registered or express mail, postage prepaid, to the Consultant at the address set forth on the signature page to this Agreement and to the Company at its principal business address, or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or telecopied, or if mailed, two days after the date of mailing. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contracts and other agreements, written or oral, with respect thereto. All of the terms of this Agreement shall inure to the benefit of, be enforceable by and be binding upon the parties hereto and their respective successors and assigns; provided, that the Consultant shall not have the right to assign his rights or duties hereunder or any interest herein without the prior written consent of the Company.


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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first above written.

                                            COMPANY:

                         TRANSNATIONAL INDUSTRIES, INC.


                         By:  /s/Jonathan A. Shaw
                              --------------------------
                                 Name: Jonathan A. Shaw
                                 Title: President and Chief Executive Officer


                         CONSULTANT:


                              /s/Charles F. Huber
                              --------------------------
                                 Charles F. Huber
                                 Address: 149 Parsonage Road
                                 Greenwich, Connecticut 06830




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